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                                                                Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of American General Corporation on Form S-3 (File No. 33-30693) of our report dated February 1, 1994, except for Note 13 as to which the date is January 30, 1995, on our audit of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1993, and for the year then ended, which report is included in the accompanying report on Form 8-K.

                                               COOPERS & LYBRAND L.L.P.

Chicago, Illinois
February 14, 1995